UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 21, 2017

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-3526	The Southern Company (A Delaware Corporation) 30 Ivan Allen Jr. Boulevard, N.W. Atlanta, Georgia 30308 (404) 506-5000	58-0690070

1-6468	Georgia Power Company (A Georgia Corporation) 241 Ralph McGill Boulevard, N.E. Atlanta, Georgia 30308 (404) 506-6526	58-0257110

The names and addresses of the registrants have not changed since the last report.

This combined Form 8-K is filed separately by two registrants: The Southern Company and Georgia Power Company. Information contained herein relating to each registrant is filed by each registrant solely on its own behalf. Each registrant makes no representation as to information relating to the other registrant.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). (Response applicable to each registrant.)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.        Other Events.
See MANAGEMENT’S DISCUSSION AND ANALYSIS – FUTURE EARNINGS POTENTIAL – “Construction Program – Nuclear Construction” of The Southern Company (“Southern Company”) and MANAGEMENT’S DISCUSSION AND ANALYSIS – FUTURE EARNINGS POTENTIAL – “Retail Regulatory Matters – Nuclear Construction” of Georgia Power Company (“Georgia Power”) in Item 7 and Note 3 to the financial statements of Southern Company under “Retail Regulatory Matters – Georgia Power – Nuclear Construction” and of Georgia Power under “Retail Regulatory Matters – Nuclear Construction” in Item 8 of each company’s Annual Report on Form 10-K for the year ended December 31, 2016. See also MANAGEMENT’S DISCUSSION AND ANALYSIS – FUTURE EARNINGS POTENTIAL – “Construction Program – Nuclear Construction” of Southern Company and MANAGEMENT’S DISCUSSION AND ANALYSIS – FUTURE EARNINGS POTENTIAL – “Retail Regulatory Matters – Nuclear Construction” of Georgia Power and Note (B) to the Condensed Financial Statements under “Retail Regulatory Matters – Georgia Power – Nuclear Construction” in Southern Company’s and Georgia Power’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017 for additional information regarding the two new nuclear generating units under construction at Plant Vogtle (“Plant Vogtle Units 3 and 4”), including (1) Georgia Power’s August 31, 2017 filing with the Georgia Public Service Commission (“PSC”) of the seventeenth Vogtle Construction Monitoring (“VCM”) report, covering the period from January 1 through June 30, 2017, requesting approval of $542 million of construction capital costs incurred during that period and recommending that construction of Plant Vogtle Units 3 and 4 be continued; (2) the settlement agreement related to cost recovery for

Plant Vogtle Units 3 and 4 approved by the Georgia PSC on December 20, 2016 (the “2016 Vogtle Cost Settlement Agreement”); and (3) the guarantee by Toshiba Corporation of certain obligations of Westinghouse Electric Company LLC and WECTEC Global Project Services Inc. under the engineering, procurement and construction agreement for Plant Vogtle Units 3 and 4 (the “Toshiba Guarantee”).
On December 21, 2017, the Georgia PSC took the following actions related to the construction of Plant Vogtle Units 3 and 4: (1) approved the $542 million of construction capital costs covered by the seventeenth VCM report; (2) accepted the recommendation that construction of Plant Vogtle Units 3 and 4 be completed, with Southern Nuclear Operating Company, Inc. serving as construction manager and Bechtel Power Corporation as primary contractor; (3) approved customer refunds aggregating approximately $188 million to be paid during 2018 (the “Customer Refunds”); (4) approved and deemed reasonable (a) a revised schedule placing Unit 3 and Unit 4 in service in November 2021 and November 2022, respectively, and (b) a revised capital cost forecast for Georgia Power’s proportionate share of Plant Vogtle Units 3 and 4 of $7.3 billion (after reflecting the impact of the payments under the Toshiba Guarantee and the Customer Refunds); (5) confirmed that the revised cost forecast does not represent a cost cap and that prudence decisions on cost recovery will be made at a later date, consistent with the 2016 Vogtle Cost Settlement Agreement and applicable Georgia law; (6) reduced the return on equity (“ROE”) used to calculate the Nuclear Construction Cost Recovery tariff during the construction period (a) from 10.00% to 8.30%, effective January 1, 2020 and (b) from 8.30% to 5.30%, effective January 1, 2021 (provided that the ROE will in no case be less than Georgia Power’s average cost of long-term debt); (7) reduced the ROE used for allowance for equity funds used during construction for Plant Vogtle Units 3 and 4 from 10.00% to Georgia Power's average cost of long-term debt, effective January 1, 2018; and (8) agreed that upon Unit 3 reaching commercial operation, retail base rates would be adjusted to include carrying costs on those capital costs deemed prudent in the 2016 Vogtle Cost Settlement Agreement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2017	THE SOUTHERN COMPANY

	By	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary

GEORGIA POWER COMPANY

	By	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary

5